UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2006

LUSORA HEALTHCARE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-129393
(Commission File Number)

20-5854735
(IRS Employer Identification No.)

2802 Flintrock Trace, Suite 221, Austin, TX 78738
(Address of principal executive offices and Zip Code)

512-371-4171
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page 4, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Lusora Healthcare Systems Inc. and our wholly owned subsidiaries, Lusora Inc. and Lusora Limited.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 29, 2006, we entered into a share exchange agreement with the shareholders of 93.8% of the issued and outstanding capital stock of Lusora Inc., a private Nevada corporation. The transaction contemplated in the share exchange agreement was the acquisition of 93.8% of the issued and outstanding common stock of Lusora Inc., which also occurred on November 29, 2006. In accordance with the closing of the share exchange agreement, we issued 28,200,000 common shares to the former shareholders of Lusora Inc. in exchange for the acquisition, by our company, of 28,200,000 of the issued and outstanding common shares of Lusora Inc. on the basis of one common share of our company for every one common share of Lusora Inc.

Since we acquired 93.8% of the issued and outstanding common stock of Lusora Inc., we have acquired control over all of the issued and outstanding common stock of Lusora Inc.’s subsidiary Lusora Limited, which is held by Lusora Inc. We also acquired control over all of the intellectual property held by Lusora Inc. and its subsidiary.

Additionally, Dan Bauer returned 36,575,000 shares of our common stock owned by him to us for cancellation on November 29, 2006. After giving effect to the share exchange agreement and cancelling the 36,575,000 common shares formerly owned by Dan Bauer, we now have 55,100,000 common shares issued and outstanding. As of the closing date, the shares of our company that were exchanged for the shares of Lusora Inc. represent 51.2% of the issued and outstanding shares of our company.

EXECUTIVE SUMMARY

On November 29, 2006 we completed our acquisition of 93.8% of the issued and outstanding common stock of Lusora Inc., a privately-owned Nevada corporation engaged in developing and commercialising wireless personal security and monitoring solutions, pursuant to a share exchange agreement we entered into with the shareholders of Lusora Inc. dated November 29, 2006.

We were incorporated in the State of Nevada on February 2, 2005 under the name Comtrix Inc. We are a wireless security company that intends to produce a monitoring and response platform for the monitoring of elderly people. We plan to initially target regional markets in the United States and Europe. We also plan to develop other wireless personal security and monitoring products. We are developing a monitoring and response platform targeted towards elderly people that we expect will consist of four elements: (i) Lusora Intelligent Sensory Architecture called LISA Tags; (ii) LISA Pendants; (iii) the LISA Web Based Platform; and (iv) the LISA Hub. Our monitoring and response platform is being designed to protect the independent lifestyles of elderly persons while enabling relatives and professional caregivers to stay in constant contact. We plan to distribute our products through retailers and through direct sales from our web site.

As a result of the share purchase transaction, Lusora Inc. and its subsidiary, Lusora Limited, are now our subsidiaries. Furthermore, Scott Gurley and Julian Lee have joined our board of directors.

For further details on our new management team, please see the section on Directors and Executive Officers beginning on page 18.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. Our ability to develop and, if warranted, commercialize our technologies, will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

-	support our planned growth and carry out our business plan;

-	continue to make progress in our product development;

-	protect our intellectual property;

-	hire top quality personnel for all areas of our business

-	address competing technological and market developments; and

-	market and develop our technologies.

We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

We have a history of losses and no revenues, which raise substantial doubt about our ability to continue as a going concern.

Since inception, we have incurred aggregate net losses of approximately $336,776 from operations. We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers’ orders, the demand for our products, and the level of competition and general economic conditions.

Our company's operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis.

Due to the nature of our business and the early stage of our development, our securities must be considered highly speculative. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon the successful commercialization or licensing of our core products, which itself is subject to numerous risk factors as set forth below.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flows until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner. Our history of losses and no revenues raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph in our independent registered public accounting firm's report dated November 3, 2006.

We depend upon a number of third party suppliers for component parts for our products, and any disruption from such suppliers could prevent us from delivering our products to our customers within required timeframes or at scheduled prices, which could result in order cancellations and a decline in sales.

We assemble our products using materials and components procured from a number of third-party suppliers. If we fail to maintain our relationships with these suppliers, we may be unable to assemble our products or our products may be available only at a higher cost or after a long delay. We may be unable to obtain comparable materials and components from alternative suppliers. Our failure to obtain components that meet our quality, quantity, technological and cost requirements in a timely manner may interrupt or impair our ability to assemble our products or it may increase our manufacturing cost. We may be unable to identify new suppliers or qualify their products for use on our production lines in a timely manner and on commercially reasonable terms. Any of these factors could prevent us from delivering our products to our customers within required timeframes, and we may experience order cancellations which would adversely affect our business operations.

Rapid technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

The wireless personal security and monitoring solutions industry is characterized by rapidly changing technology. We believe that our success will depend on our ability to continuously develop our products, to enhance our existing products and to introduce new products promptly into the market. We can make no assurance that our technology or systems will not become obsolete due to the introduction of alternative technologies. If we are unable to continue to develop and introduce new products to meet technological changes and changes in market demands, our business and operating results, including our ability to generate revenues, could be adversely affected.

Currency translation and transaction risk may negatively affect our net sales, cost of sales and gross margins, and could result in exchange losses.

Although our reporting currency is the United States dollar, we intend to conduct our business and incur costs in the local currency of the other countries in which we intend to operate. Changes in exchange rates between foreign currencies and the United States dollar could affect our net sales and cost of sales figures, and could result in exchange losses. In addition, we incur currency transaction risk whenever we enter into either a purchase or a sales transaction using a dollar currency other than the United States.

We may lose our competitiveness if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation may be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we may not be able to compete as effectively. The measures we have implemented to protect our proprietary technology and other intellectual property rights are currently based upon a combination of patent applications and trade secrets. These measures, however, may not be adequate to prevent the unauthorized use of our proprietary technology and our other intellectual property rights. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company's resources. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our technology.

We have not generated any revenues from operations and if we are unable to complete the development of our products, develop market share and generate significant revenues from the commercialization or licensing of our products, our business may fail.

We operate in a competitive industry and our failure to compete effectively and generate income through the commercialization or licensing of our products may adversely affect our ability to generate revenue. There can be no assurance that our new or existing products will gain market acceptance. Management is aware of similar products against which our products will compete. Many of our competitors have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. In addition, many of our large competitors may offer customers a broader or superior range of services and technologies. Some of our competitors may conduct more extensive promotional activities and offer lower commercialization and licensing costs to customers than we do, which could allow them to gain greater market share or prevent us from establishing and increasing our market share. Increased competition may result in significant price competition, reduced profit margins or loss of market share, any of which may have a material adverse effect on our ability to generate revenues and successfully operate our business. Our competitors may develop technologies superior to those that our company is currently developing. In the future, we may need to decrease our prices if our competitors lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Such competition will potentially affect our chances of achieving profitability, and ultimately affect our ability to continue as a going concern.

If we fail to effectively manage the growth of our company and the commercialization or licensing of our products and technology, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the development of our products, technologies and the expansion of our marketing and commercialization efforts, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We anticipate that we will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Although we are incorporated under the laws of the State of Nevada, United States, a majority of our directors and our officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce judgements against us that are obtained in the United States in any action, including actions predicated upon civil liability provisions of federal securities laws. In addition, as the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against us. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with most of its property located outside the United States. Any orders or judgements of a bankruptcy court obtained by you in the United States may not be enforceable.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation authorizes the issuance of up to 1,875,000,000 shares of common stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

DESCRIPTION OF OUR BUSINESS

CORPORATE HISTORY

Lusora Healthcare Systems Inc.

We were incorporated in the State of Nevada on February 2, 2005 under the name Comtrix Inc. From incorporation until June 2005, our operating activities consisted primarily of developing fingerprint recognition products for residential buildings in China. We were not successful in implementing our business plan. As management of our company investigated opportunities and challenges in the business of developing fingerprint recognition products and security for residential buildings in China, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan and focussed on the identification of suitable businesses with which to enter into a business opportunity or business combination.

On June 23, 2006, we executed a letter of intent with Lusora Inc. wherein the existing stakeholders of Lusora Inc. agreed to exchange issued and outstanding shares of the common stock of Lusora Inc. for the same number of shares of our company.

Effective June 23, 2006, we completed a merger with Lusora Corp., which was created for the sole purpose of effecting a name change. As a result, we changed our name from “Comtrix Inc.” to “Lusora Healthcare Systems Inc.” We changed the name of our company to better reflect the anticipated direction and business of our company. In addition, effective June 23, 2006 we effected a twenty-five (25) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 1,875,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 2,500,000 shares of common stock to 62,500,000 shares of common stock.

Lusora Inc.

Lusora Inc. is a wireless security company that is developing a monitoring and response system for elderly persons. Lusora Inc. was incorporated as Cellular Security & Surveillance, Inc. pursuant to the laws of the State of Nevada on October 16, 2003. Lusora Inc. intends to market its products first in the United States and then in Europe. Lusora Inc. also plans to develop other wireless personal security solutions and monitoring products. Lusora Inc. is currently developing a personal monitoring and response system that we expect will consist of four elements: (i) Lusora Intelligent Sensory Architecture called LISA Tags; (ii) LISA Pendants; (iii) the LISA Web Based Platform; and (iv) LISA Hub. Our monitoring and response platform is being designed to protect the independent lifestyles of elderly persons while enabling relatives and professional caregivers to stay in constant contact. We plan to distribute our products through resellers and installers, as well through direct sales from its web site.

On November 29, 2006, we acquired Lusora Inc. and will continue with the business of Lusora Inc. and its subsidiary, Lusora Limited. Therefore, the description below of our business describes the business of Lusora Inc., now our business.

On November 29, 2006, we completed our acquisition of 93.8% of the issued and outstanding common stock of Lusora Inc., a privately-owned Nevada corporation engaged in developing and commercialising wireless personal security and monitoring solutions, pursuant to a share exchange agreement we entered into with the shareholders of Lusora Inc. dated November 29, 2006.

PRODUCTS

We currently are developing the following product:

Our primary product suite, which is still in development, the Lusora Intelligent Sensory Architecture, which we call “LISA”, uses the latest wireless open standards to offer a state of the art monitoring system for seniors. The sensors are intelligent and can be remotely managed, configured, and calibrated through wireless and/or wired local area networks. The LISA system includes a wearable fall detector, panic alarm, and intelligent sensors that detect motion within a room, which would indicate if the person being monitored has been inactive within a period of time. The LISA products will be assembled by third parties from components provided by different suppliers.

Market

Our products will be aimed at the ‘baby boomer’ generation whose parents are in need of health care systems and monitoring. The typical end-user buyer of our proposed product are caregivers looking after elderly people, or institutions looking for a technology solution to help in the care giving process. Increasingly, the baby boomer generation will themselves be in need of our proposed products over time.

The number of persons aged over 50 is increasing worldwide. This population aging is due to three trends: a steady decline in the natural birth rates in the United States and Europe during the past 30 years, the extension of life expectancy and the massive arrival of baby boomers to retirement in the coming years. The latter group have benefited from a wealthy employment period in their youth and from a wide diffusion of technological innovation. Baby boomers are the wealthiest and largest group, on which the future of many companies depends. Indeed, their importance on the economy is growing and their purchasing power is a real long term growth engine for companies correctly positioned in this marketplace.

Distribution Methods for Our Products

We plan to market our products through distribution and reseller partners who have an established market share in products targeted at seniors. Sales to end users will typically be made by the distribution partner or reseller. We will attempt to sell services as a platform that resellers and distributors can brand as their own products and services. We intend to initially seek out distributors in the US and then in the UK. The company is currently working through over 150 business development enquiries from a wide range of partners, which include Fortune 500 companies, insurance providers, retailers, and charities.

Status of Product

We currently have developed a working prototype of three of the four elements of our potential products and have tested them for effectiveness. We plan to continue developing the working prototypes and to start commercial production in the second quarter for the year 2007.

Competition

The market for the supply of equipment and services for the monitoring of seniors is divided mainly amongst three constituents: alarm installers who provide a ‘panic button’ as an add-on to their alarm systems; direct marketers who provide ‘self monitoring’ solutions usually in mail order catalogues and publications targeted towards seniors; and hospitals, private insurers and care givers providing these services as part of a home/ambulatory care package.

The existing market for senior monitoring is dominated by analogue systems that provide no remote management or configuration capability and rely instead on a speakerphone connected to a push button. We intend to provide a product that can be remotely managed, configured, and calibrated using wireless and/or wired local area networks. Additionally, our product suite includes a wearable Fall Detector, Panic Alarm, and Intelligent Sensors that detect movement within the premises where they are installed.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

The material we will need to manufacture our products are readily available from several suppliers. We do not anticipate any delays or added expense resulting from issues with our suppliers. We currently do not have any contracts with any particular suppliers for the provision of our product components. When our product nears completion, we intend to seek out particular suppliers and make arrangements with them.

Dependence on One or a Few Major Customers

We do not yet have any customers or customer contracts. We intend to have many customers and do not anticipate any dependence on one or more customers.

INTELLECTUAL PROPERTY

We rely on a combination of patents to establish and protect our proprietary rights. We intend to require our customers to enter into confidentiality and nondisclosure agreements before we disclose any sensitive aspects of our monitoring technologies or strategic plans, and we intend in the future to enter into proprietary information agreements with employees and consultants. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. It is difficult to monitor unauthorized use of technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as laws in the United States and the United Kingdom. In addition, our competitors may independently develop technology similar to ours. Our precautions may not prevent misappropriation or infringement of our intellectual property.

Patent Applications

We are currently involved in the following patent applications:

-	The United Kingdom Patent Office – Patent Application Number 0523559.3 Method and System of Detecting a Fall Event for a Person (covering: pendant, thermopile, tags, hub, viewing portal).

-	The United Kingdom Patent Office – Patent Application Number 0523564.3 Method and System of Detecting a Fall Event using Fall Incident Patterns

-	The United Kingdom Patent Office – Patent Application Number 0523560.1 Method and System using a Wireless Pendant for Fall Detection

-	The United Kingdom Patent Office – Patent Application Number 0523561.9 Method and System of Fall Detection Using Adjustable Fall Incident Parameters

-

US Patent Application No 11/556101 entitled "Intelligent Sensory Platform for Wireless Two-Way Sensory Surveillance" filed on 2 November 2006 as a continuation of US Patent Application No 10/884310 filed on 2 July 2004 with the same title

-	International patent Application No PCT/US2005/023591 filed on 1 July 2005 claiming priority from the above-identified US patent application 10/884310 and with the same title.

No assurance can be given that any patents based on pending patent applications or any future patent applications by us, or any future licensors, will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to us, that any of the provisional patent applications that have been or may be issued to us or our licensors will be held valid if subsequently challenged or that others will not claim rights in or ownership of the provisional patent applications and other proprietary rights held or licensed by us.Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of our technology or design around any patents that may be issued to us or our licensors.

Our success will also depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. We have not conducted freedom of use patent searches and no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technologies or subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology.

There can be no assurances that we will be able to obtain such licenses or that such licenses, if available, may be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses may result in delays in marketing our proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which may have a material adverse affect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the sale and use of our product in the jurisdictions where our products are sold.

We intend to outsource the assembly of our products and the supply of component parts to third parties. All third party components used within our products have received all regulatory approvals in the U.S., Canada and Europe.

Product Development

Since Inception, we have spent approximately $595,000 on research and development, which we call product development. We anticipate spending an additional $200,000, not including staff salaries, for product development in the next twelve months to take the current platform from a development system to an operational system with geographical and physical redundancy. These costs will not be passed on to our customers.

Over time, we expect product development expense to decline as a percentage of net sales and on a cost per product basis as a result of economies of scale.

Employees

The company is almost ready to begin commercial operations and accordingly anticipates the need for additional staff. Our potential staffing requirements are shown in the following organization charts. As our business is highly scalable, and is not very labour intensive we do not anticipate a significant growth in head count over the next 1-2 years.

LUSORA’s Staffing Plan and Requirements for the next twelve months

Role	Name	Salary
President and CEO	Dan Bauer	$190k
COO	Scott Gurley	$180k
CFO	Julian Lee	$40k
CTO	Derek Barber	$80k
Office Admin	Vacant	$30k
Hardware Engineer	Vacant	$60k
VP, Business Dev	Vacant	$80k

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our shareholders and we may not send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

In the next twelve months our primary objective will be to commence commercial operations and continue with the development of our business.

We believe that the primary source of revenue for our proposed business model will be future sales of Lusora Inc.’s products. We intend to continue to implement Lusora Inc.’s business plan. In our management’s opinion, we plan to achieve the following events or milestones in the next twelve months:

  Raise an additional $1,800,000 to take Lusora Inc.’s products from working prototypes to production and use the remainder to build commercial operations; and,

  Make arrangements with wholesalers to secure a stable and affordable component parts supply for our products.

In our management’s opinion, the estimated operating expenses required to fund our plan of operation for the next twelve months are as follows:

• Continued research and development of the products prior to commercialization	• $200,000
• Marketing the products through traditional advertising media (newspapers, trade publications, etc) and advanced media (targeted electronic mail, internet banner advertising )	• $250,000
• Investor Relations	• $100,000
• Legal, audit and organization fees	• $125,000
• Employee compensation	• $660,000
• Other expenses and working capital requirements	• $465,000
• Total	• $1,800,000

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment. We will lease server space needed for hosting our website and other applications.

Employees

As the company is nearing readiness to commence commercial operations we will continually reevaluate the nature and number of employees needed. Please see the section titled “Employees” above.

Liquidity and Capital Resources

At August 31, 2006, we had approximately $165,600 in cash and subsequently raised an additional $575,000 by private placement in late September and early November, 2006.

In the opinion of our management, we need to raise additional capital to continue our operations. We will obtain additional funding through either loans from related parties or one or more private placements. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies and Estimates

Our management believes the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on the Company’s financial statements. Because of the uncertainty inherent in these matters, actual results could differ from the estimates used in applying the critical accounting policies. Within the context of these critical accounting policies, management is not currently aware of any reasonably likely event that would result in materially different amounts being reported.

(i)        Development stage company

The Company is currently considered a Development Stage Enterprise, under the guidelines of Statement of Financial Accounting Standards (“SFAS”) No. 7. Since its formation, the Company has not realized any revenues from its planned operations.

(ii)       Translation of foreign currencies

The financial statements are presented in United States dollars. The functional currency of the Company is the US dollar and of its subsidiary, Lusora Limited, is the Pound Sterling. In accordance with SFAS No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations. The Company operates in foreign jurisdictions giving rise to a financial risk to the Company’s operations from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use hedging or derivative instruments to reduce its exposure to foreign currency risk.

(iii)      Product development

Product developments costs are charged to expense when incurred. Product development costs include material and personnel costs, contract services and indirect costs.

(iv)       Use of estimates and assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates are used for, but are not limited to, the accounting for accrued expenses, depreciation and income taxes. Actual results could differ from these estimates.

Description of Property

Our principal executive office is currently located at 2802 Flintrock Trace, Suite 221, Austin, Texas 78738. We lease these premises at a cost of $1,325 per month. We entered into the lease agreement for a period of six months on November 1, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our shares of common stock beneficially owned as of November 29, 2006 for: (i) each shareholder we know to be the beneficial owner of 5% or more of our shares of common stock; (ii) each of our executive officers and directors; and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. Except as otherwise noted below, the number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion or option exercise, or otherwise, within 60 days after the date of filing of this report. Beneficial ownership calculations for 5% stockholders are based solely on publicly filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Dan Bauer(2) 2 Sheraton Street, London W1F 8BH UK	18,925,000(4)	34.4%
Joseph Bauer(3) 46 Arnhem Wharf, London E14 3UQ UK	7,750,000(6)	14.1%
Julian Lee(4) 30 Roland Gardens, London SW7 3PL UK	1,875,000	3.4%
Beneficial Owners of More Than 5% and Directors and Executive Officers as a Group	28,550,000	51.9%

(1)

Based on 55,100,000 shares of common stock issued and outstanding as of November 29, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	The President and Chief Executive Officer of our company.

(3)	Joseph Bauer is Dan Bauer’s father and a beneficial owner of more than 5% of our shares of common stock.

(4)	Julian Lee became a director of our company on November 29, 2006.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Dan Bauer	Director(1), President(2), Secretary(2) and Treasurer(2)	33	May 18, 2006 August 14, 2006
Scott Gurley	Director(3), Chief Operating Officer(3)	51	November 29, 2006
Julian Lee	Director(4), Chief Financial Officer(4)	35	November 29, 2006

(1)	Dan Bauer was appointed as a Director on May 18, 2006.

(2)	Dan Bauer was appointed as President, Secretary and Treasurer on August 14, 2006.

(3)	Scott Gurley was appointed as a Director and Chief Operating Officer on November 29, 2006.

(4)	Julian Lee was appointed as a Director and Chief Financial Officer on November 29, 2006.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director, executive officer and key employee, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Dan Bauer, President, Secretary, Treasurer and Director

Mr. Bauer has held several senior positions in the technology and telecom industries during the past 12 years. Mr. Bauer has held executive positions with Lusora Inc. since its founding in 2003. Formerly the Chief Executive Officer of Quartez Limited, which Mr. Bauer led through its acquisition in April 2002, turnaround and sale to the UK’s largest newspaper publisher, Trinity Mirror plc in April 2003. Prior to his role at Quartez, he was Head of Operator Relations at Hutchison 3G UK Limited during April of 2001 through February 2002; a Director of European Business Development at Commtouch, Inc. from March 2000 through April 2001; and a Senior Project Manager at Retalix Limited from April 1998 through March 2000. Mr. Bauer studied at the University of Western Ontario from 1991 through 1993.

Scott Gurley, Chief Operating Officer

Mr. Scott Gurley has a more than 20 year track record of success as an executive and entrepreneur in the home security industry. Most recently Scott was the Executive Director of Tyco’s ADT Home Health Security business, where over a five year period he helped expand the business to over $1.2 million in monthly recurring revenues and 40,000 subscribers. Scott joined ADT through the acquisition of DDS-Protection Networks, which he founded in 1994, and grew to over 40,000 customers and $1 million a month in recurring revenues. Prior to DDS-Protection Networks, Scott founded Dallas-based Emergency Networks in 1984, which grew to over $116 million in annual revenues. Scott is also a Director of Phase IV Partners, Inc., which is a business not related or competitive to Lusora’s industry or current business.

Julian Lee, Chief Financial Officer

Mr. Lee has 6 years experience in financing and building hi-tech and healthcare businesses. He previously worked for three years in the UK Audit Division of Deloitte & Touche LLP before leaving to join EFG Corporate Finance (formerly PBTC Corporate Finance), where he provided corporate finance and advisory services. Julian then worked for Elderstreet, a venture capital and corporate advisory firm that advises, raises money for, and invests in hi-tech and software businesses, and Fifth Avenue Capital, a New York and London based Venture Capital fund specializing in early stage companies. He recently co-founded Wound Solutions Ltd, which has recently completed an institutional fundraising in a $20 million transaction, and Creswell Medical Ltd, which is developing a chain of private, primary care medical centers. Mr. Lee has a Masters degree from Cambridge University and is a Chartered Accountant.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this current report.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons: (i) our chief executive officer; (ii) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year ended August 31, 2006, and whose total salary and bonus exceeds $100,000 per year; and (iii) any additional individuals for whom disclosure would have been provided under (ii) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year who we will collectively refer to as the named executive officers, of our three most recently completed fiscal years ended August 31, 2006, are set out in the following summary compensation table.

		Annual Compensation			Long Term Compensation		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs
Dan Bauer (1) President, Secretary, Treasurer and Director, Chairman and CEO of Lusora Inc.	2006 2005 2004	202,000 87,000 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Jinhu Zhang(2) Past President and Director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Chunjin Xu (3) past chief technological officer and director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Scott Gurley(4) President and Chief Operating Officer of Lusora Inc.	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Julian Lee(4) Chief Financial Officer of Lusora Inc.	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Derek Barber(4) Chief Technical Officer of Lusora Inc.	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)	Dan Bauer was appointed as a Director on May 18, 2006 and as our President, Secretary and Treasurer on August 14, 2006.

(2)	Jinhu Zhang resigned as our President and a Director effective August 14, 2006.

(3)	Chunjin Xu resigned as our Chief Technological Officer and a Director effective August 14, 2006.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

Our company did not grant any options or stock appreciation rights during our previous fiscal year ended August 31, 2006 and up to the date of our acquisition of Lusora Inc. on November 29, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised by any officer or director of our company during our previous fiscal year ended August 31, 2006 and up to the date of our acquisition of Lusora Inc. on November 29, 2006.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director during our previous fiscal year ended August 31, 2006 and up to the date of our acquisition of Lusora Inc. on November 29, 2006.We have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Certain Relationships and Related Transactions

Other than set out below, we have not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

From May 25, 2004 to May 31, 2006, we borrowed a total of $785,532 from Joseph Bauer. Joseph Bauer is the father of our President, Dan Bauer. On July 31, 2006, in full satisfaction of the debt, the total outstanding amount of the loan was converted to 7,750,000 shares of our company.

On November 29, 2006, we entered into a share exchange agreement with shareholders of Lusora Inc., a private Nevada corporation. The transaction contemplated in the share exchange agreement was the acquisition of 94% of the issued and outstanding common stock of Lusora Inc., which occurred on November 29, 2006. In accordance with the closing of the share exchange agreement, we issued 28,200,000 of our common shares to the former shareholders of Lusora Inc. in exchange for the acquisition, by our company, of 28,200,000 of the 30,075,000 issued and outstanding common shares of Lusora Inc. on the basis of one common share of our company for every one common share of Lusora Inc.. At that time, Dan Bauer was our President and a director, Scott Gurley was a proposed director, and Julian Lee was a proposed director and, in total, they exchanged 19,875,000 shares of Lusora Inc. for our shares. We plan to acquire the remaining 1,875,000 shares from the remaining shareholder of Lusora Inc. in a second share exchange transaction. The remaining shareholder is a private company that is wholly owned and controlled by Scott Gurley, our Chief Operating Officer and a director.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Dividends

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

DESCRIPTION OF SECURITIES

We are authorized to issue 1,875,000,000 common shares with a par value of $0.001 per share. As at November 29, 2006 we had 55,100,000 common shares issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The closing price of our common stock, as reported by the NASD OTC Bulletin Board on October 30, 2006, was $1.09.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "LHCS".

The high and the low bid prices for our common shares for each quarter are not available from the OTCBB. In order for the OTCBB to report the high and low bid prices for a particular security, there must be three market makers for that security. During the period from the date our common shares were first traded on the OTCBB to the end of our August 31, 2006 fiscal year, there were only one or two market makers for our common stock. As such, the OTCBB has not reported the high or low bid prices for our common shares during the periods. As our common shares did not trade on the OTCBB prior to 2005, no information is available for periods prior to that date.

Holders of our Common Stock

As of November 29, 2006, there were 38 registered shareholders of our common stock.

Dividends

Since our inception, we have not declared nor paid any cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our board of directors will determine future declarations and payments of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On August 14, 2006, we closed a private placement consisting of 400,000 units of our securities at a price of US$0.50 per unit for gross proceeds of $200,000. Each unit consists of one common share in the capital of our company and one common share purchase warrant, with one of such warrant entitling the holder to purchase one share of our common stock at a price of US$1.00 per share. We issued the securities to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On September 25, 2006, we closed a private placement consisting of 500,000 units of our securities at a price of US$1.00 per unit for gross proceeds of $500,000. Each unit consists of one common share in the capital of our company and one common share purchase warrant, with one of such warrant entitling the holder to purchase one share of our common stock at a price of US$2.00 per share. We issued the securities to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 27, 2006, we closed a private placement consisting of 75,000 units of our securities at a price of US$1.00 per unit for gross proceeds of $75,000. Each unit consists of one common share in the capital of our company and one common share purchase warrant, with one of such warrant entitling the holder to purchase one share of our common stock at a price of US$2.00 per share. We issued the securities to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

In connection with the closing of the share exchange agreement on November 29, 2006, our company issued 28,200,000 shares of our common stock to the former shareholders of Lusora Inc.. We issued the common shares in an offshore transaction in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 to non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

Item 5.01 Change in Control

A change in control of our company occurred as a result of the transaction completed in accordance with the share purchase agreement we entered into with Lusora Inc. and its shareholders dated November 29, 2006.

As a part of the transaction completed, Dan Bauer returned 36,575,000 shares of our common stock held by him to us for cancellation on November 24, 2006. After giving effect to the cancellation of the 36,575,000 common shares and the share exchange agreement, including the issuance of 28,200,000 common shares to the former shareholders of Lusora Inc., we now have 55,100,000 common shares issued and outstanding.

As a result of the share exchange, the former shareholders of Lusora Inc. own 51.2% of the issued and outstanding shares of our company. The issuance of the 28,200,000 shares of our company resulted in a change of control of our company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In connection with the closing of the share exchange agreement, Scott Gurley and Julian Lee were appointed as directors of our company as of November 29, 2006. A description of Scott Gurley and Julian Lee’s business experience over the past five years can be found in Item 2.01 of this current report.

There are no definitive arrangements that have been made regarding committees of our company to which the above named directors and officers are expected to be named.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements

Lusora Inc.

Report of the Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Cash Flows
Consolidated Statement of Stockholders’ Equity
Notes to the Consolidated Financial Statements

Pro Forma Consolidated Financial Statements

Introduction and Basis of Presentation
Pro Forma Consolidated Balance Sheet
Pro Forma Condensed Consolidated Statement of Net Loss and Deficit
Notes to Pro Forma Consolidated Financial Statements

LUSORA INC.
(Formerly Cellular Security & Surveillance, Inc.)
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2006 AND 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Lusora Inc. (Formerly Cellular Security & Surveillance, Inc. ):

We have audited the consolidated balance sheets of Lusora Inc. (Formerly Cellular Security & Surveillance, Inc.) (a development stage company) as at August 31, 2006 and 2005 and the consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and the period from October 16, 2003 (Inception) to August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2006 and 2005 and the result of its operations and cash flows and changes in stockholders’ equity for the years then and the period from October 16, 2003 (Inception) to August 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception of operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Vancouver, Canada
November 3, 2006

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	August 31,	August 31,
	2006	2005
	$	$
ASSETS

CURRENT ASSETS
Cash	90,994	24,098
Other receivables	4,400	-
Prepaid expenses	220	-
	95,614	24,098

RESTRICTED CASH	9,561	-
EQUIPMENT (Note 3)	5,553	8,330

	110,728	32,428

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	69,442	80,958
Due to related parties (Note 4)	118,680	574,930

	188,122	655,888

STOCKHOLDERS' DEFICIT

COMMON STOCK (Note 5)
Authorized:
110,000,000 common shares with a par value of $0.001
Issued and outstanding:
31,000,000 common shares (August 31, 2005 - 18,375,000)	31,000	18,375
ADDITIONAL PAID IN CAPITAL	870,217	-
DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	(978,611)	(641,835)

	(77,394)	(623,460)

	110,728	32,428

GOING CONCERN (Note 1)
SUBSEQUENT EVENTS (Note 7)

The accompanying notes are an integral part of these consolidated financial statements.

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

			Cumulative from
			October 16, 2003
	For the Years Ended August 31,		(Inception) to
	2006	2005	August 31, 2006
	$	$	$
OPERATING EXPENSES

Audit and accounting	10,405	-	10,405
Depreciation	2,776	2,776	5,552
Interest	9,876	2,214	12,859
Investor relations	359	-	359
Foreign exchange loss	1,141	1,560	3,095
Office and general administration	13,129	17,094	45,968
Marketing and promotion	1,966	24,000	31,125
Product development (Note 4)	159,657	376,460	594,668
Legal fees	30,513	860	31,373
Salaries and management fees (Note 4)	106,954	66,610	243,207

	336,776	491,574	978,611

NET LOSS	336,776	491,574	978,611

BASIC AND DILUTED NET LOSS PER SHARE	$(0.02)	$(0.04)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	21,164,041	12,264,041

The accompanying notes are an integral part of these consolidated financial statements

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Cumulative from
			October 16, 2003
	For the Years Ended August 31,		(Inception) to
	2006	2005	August 31, 2006
	$	$	$
CASH FLOWS PROVIDED BY (USED IN )

OPERATING ACTIVITIES
Net loss	(336,776)	(491,574)	(978,611)
Non-cash items included in net loss
Depreciation	2,776	2,776	5,552
Stock based operating expenses	3,000	375	3,375
Changes in non-cash working capital
Other receivables	(4,400)	-	(4,400)
Prepaid expenses	(220)	-	(220)
Accounts payable and accrued liabilities	(11,515)	71,277	69,443

	(347,135)	(417,146)	(904,861)

INVESTING ACTIVITIES
Restricted cash	(9,561)	-	(9,561)
Purchase of computer equipment	-	(1,587)	(11,106)

	(9,561)	(1,587)	(20,667)

FINANCING ACTIVITIES
Advances from related parties	423,592	442,930	1,016,522

INCREASE (DECREASE) IN CASH	66,896	24,197	90,994

CASH AND CASH EQUIVALENTS, BEGINNING	24,098	(99)	-

CASH AND CASH EQUIVALENTS, ENDING	90,994	24,098	90,994

Supplemental information
Cash paid for:

Interest	9,876	2,214	12,859

Income taxes	-	-	-

Non cash item:

Loans converted to common stock	879,842	-	879,842

The accompanying notes are an integral part of these consolidated financial statements.

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

	Common Stock		Additional		Total
			Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficiency
		$	$	$	$
Balance - October 16, 2003 (Date of Inception)	-	-	-	-	-
Issuance of stock at $0.001 per share	1	-	-	-	-
Net loss				(150,261)	(150,261)
Balance - August 31, 2004	1	-	-	(150,261)	(150,261)
Issuance of stock at $0.001 per share	17,999,999	18,000	-	-	18,000
Issuance of stock at $0.001 per share	375,000	375	-	-	375
Net loss				(491,574)	(491,574)
Balance August 31, 2005	18,375,000	18,375	-	(641,835)	(623,460)
Issuance of stock for services at $0.001 per share	3,000,000	3,000	-	-	3,000
Issuance of stock for loan conversions at $0.05 per share	1,875,000	1,875	92,435	-	94,310
Issuance of stock for loan conversions at $0.10 per share	7,750,000	7,750	777,782	-	785,532
Net loss	-	-	-	(336,776)	(336,776)
Balance August 31, 2006	31,000,000	31,000	870,217	(978,611)	(77,394)

The accompanying notes are an integral part of these consolidated financial statements.

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006

1.           NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Lusora, Inc. (the “Company”) was incorporated as Cellular Security & Surveillance, Inc, a private corporation, on October 16, 2003 under the laws of the State of Nevada. The Company changed its name to Lusora, Inc on March 3, 2006.

The Company has designed and developed a unique, affordable, and easy to use electronic monitoring system to protect the independent lifestyle of elderly persons while enabling relatives and professional care givers to stay in constant contact.

The Company is in the process of being acquired by Lusora Healthcare Systems, Inc. (“LHCS”), a public Nevada Corporation, pursuant to a letter of intent dated June 23, 2006. LHCS is a development stage company 59% owned by the Company’s sole director. The Companies are working towards executing a definitive agreement in November 2006.

Going concern

These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at August 31, 2006, the Company is still in the development stage and has a working capital deficiency of $92,508 and has incurred losses since inception of $978,611. Further losses are anticipated in the development of its business and there can be no assurance the Company will be able to achieve or maintain profitability. The continuing operations of the Company and the recoverability of the carrying value of its assets is dependent upon the ability of the Company to obtain the necessary financing to fund its working capital requirements, and upon future profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. There is no assurance that capital will be available as necessary to meet the Company’s working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and its future success may be adversely affected. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from related parties.

2.           SIGNIFICANT ACCOUNTING POLICIES

(a)           Basis of presentation

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. They include the accounts of the Company and its wholly-owned subsidiary, Lusora Limited, incorporated in the United Kingdom on November 1, 2005. All significant inter-company transactions and account balances have been eliminated on consolidation.

(b)           Development stage company

The Company is currently considered a Development Stage Enterprise, under the guidelines of Statement of Financial Accounting Standards (“SFAS”) No. 7. Since its formation, the Company has not realized any revenues from its planned operations.

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006

(c)           Cash
Cash consists of balances with banks, unrestricted cash balances in lawyer trust accounts and investments in financial instruments with maturities within 90 days held for the purpose of meeting short-term cash commitments rather than for investing or other purposes.

(d)           Equipment
Computer equipment is recorded at cost and depreciation is computed on the basis of cost less residual value over its estimated useful life of 4 years from the date of acquisition.

(e)           Impairment of long-lived assets
The Company records the impairment of long-lived assets, which consist primarily of computer equipment, whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used over the long term are measured by a comparison of the carrying value of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the amount of the impairment is measured by the amount by which the carrying amount of the asset exceeds its fair value. As of August 31, 2006, management has determined that there are no material asset impairments of long-lived assets.

(f)           Translation of foreign currencies
The financial statements are presented in United States dollars. The functional currency of the Company is the US dollar and of its subsidiary, Lusora Limited, is the Pound Sterling. In accordance with SFAS No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations. The Company operates in foreign jurisdictions giving rise to a financial risk to the Company’s operations from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use hedging or derivative instruments to reduce its exposure to foreign currency risk.

(g)           Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment. For deferred tax assets, the full amount of the potential future benefit is recorded then a valuation allowance is used to adjust for the probability of realization.

h)           Product development
Product developments costs are charged to expense when incurred. Product development costs include material and personnel costs, contract services and indirect costs.

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006

(i)           Financial instruments
The Company’s financial instruments consist of cash, restricted cash, other receivables, accounts payable and accrued liabilities and amounts due to related parties. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values due to their immediate or short-term maturity.

(j)           Use of estimates and assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates are used for, but are not limited to, the accounting for accrued expenses, depreciation and income taxes. Actual results could differ from these estimates.

(k)           Stock-based compensation
In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment”, which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. In January 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the prospective method of SFAS No. 123R beginning on September 1, 2005. As the Company has not granted any stock options to August 31, 2006 no compensation expense has been recorded to date.

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006

(l)           Earnings (loss) Per Share
The computation of basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares of the Company during the period. The diluted loss per share gives effect to all potentially dilutive common shares outstanding during the period. The computation of diluted loss per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on net loss. As of August 31, 2006, the Company had no potentially dilutive securities outstanding.

(m)           Recent accounting pronouncements
In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures” (“SFAS No. 157”). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning September 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

3.           EQUIPMENT

	August 31, 2006	August 31, 2005
	$	$

Computer equipment	11,106	11,106
Less: accumulated depreciation	(5,553)	(2,776)

Net book value	5,553	8,330

4.           RELATED PARTY TRANSACTIONS

At August 31, 2006, the Company owed $19 (August 31, 2005 - $574,930) to a relative of the Company’s director following the conversion of $785,532 of loans into shares of common stock of the Company (See Note 5). The loan is unsecured, non-interest bearing and repayable on demand.

At August 31, 2006, Lusora Limited owed $100,000 and the Company owed $18,661 to LHCS which is in the process of acquiring the Company (See Note 1). These loans are unsecured, non-interest bearing and repayable on demand.

During the year ended August 31, 2006, the Company’s sole director and officer was paid management fees of $202,470 (August 31, 2005 - $86,882) of which $99,143 (August 31, 2005 - $20,832) was recorded as product development expenses.

All related party transactions are conducted in the ordinary course of business and measured at the exchange amount, which is the consideration established and agreed to by the related parties.

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006

5.           COMMON STOCK

The authorized capital stock of the Company is 110,000,000 voting common shares with $0.001 par value. The changes in common stock since inception (October 16, 2003) are presented below:

During the period ended August 31, 2004, the Company issued

(i)           1 share of common stock to its founding shareholder for nominal value.

During the year ended August 31, 2005, the Company issued

(i)           17,999,999 shares of common stock at $0.001 per share to its founding shareholder for cash proceeds of $18,000.

(ii)          375,000 shares of common stock at $0.001 per share for a value of $375 which was recorded as management fees.

During the year ended August 31, 2006, the Company issued

(i)           3,000,000 shares of common stock at $0.001 per share for a value of $3,000, which was recorded as management fees..

(ii)          1,875,000 shares of common stock at $0.05 in settlement of debts of $94,310.

(iii)         7,750,000 shares of common stock at $0.10 in settlement of debts of $785,532.

6.           INCOME TAXES

As of August 31, 2006, the Company and its wholly-owned subsidiary had accumulated non-capital loss carry-forwards of approximately $970,000, which are available to reduce taxable income in future taxation years. These losses begin to expire in 2025 after a carry forward period of 21 years. The Company is required to compute the deferred tax benefits from non-capital loss carry-forwards. However, due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset. The components of the deferred tax asset at August 31, 2006 and 2005, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are shown below:

LUSORA, INC.
(Formerly Cellular Security & Surveillance, Inc)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2006

	Year ended	Year ended
	August 31, 2006	August 31, 2005
	$	$

Non-capital tax loss carry forwards	970,000	639,000
Statutory tax rate	35%	35%
Effective tax rate	–	–
Deferred tax asset	339,000	223,000
Less: valuation allowance	(339,000)	(223,000)
Net deferred tax asset	–	–

7.           SUBSEQUENT EVENTS

On October 27, 2006, the Company cancelled and returned to treasury 925,000 shares of its common stock following the resignation of a Company director who was appointed subsequent to August 31, 2006.

The Company and LHCS entered into employment contracts with two officers. The total annual compensation commitment is $276,000 plus bonuses payable to the officers based on achieving mutually agreed performance objectives yet to be determined. In addition and pursuant to the contract for one of the officers LHCS is committed to grant stock options equal to 5% of the issued common stock of LHCS at the closing market price on September 29, 2006 in accordance with the terms and conditions of a stock option plan currently under development. To date no options has been granted.

LUSORA HEATHCARE SYSTEMS INC.
(Formerly Comtrix Inc.)
(A Development Stage Company)

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2006

INTRODUCTION AND BASIS OF PRESENTATION

PRO FORMA CONSOLIDATED BALANCE SHEET

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET LOSS AND DEFICIT

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

LUSORA HEALTHCARE SYSTEMS INC.
(Formerly Comtrix Inc.)
(A Development Stage Company)

INTRODUCTION AND BASIS OF PRESENTATION
FOR PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma consolidated financial statements give effect to the acquisition of Lusora, Inc (called “LUS”) by Lusora Healthcare Systems, Inc (called “LHCS”).

By Share Exchange Agreement dated November 29, 2006, LHCS (formerly Comtrix Inc), a public shell corporation incorporated in Nevada on February 2, 2005, acquired 93.8% of the issued and outstanding shares of LUS (formerly Cellular Security & Surveillance, Inc.), a private corporation incorporated in Nevada on October 16, 2003, and its wholly-owned subsidiary, Lusora Ltd incorporated in the United Kingdom (“LUK”) on November 1, 2005, in exchange for 28,200,000 shares of common stock of the Company representing 51.2% of its total issued and outstanding shares at the time. Effective June 23, 2006, Comtrix Inc. changed its name to LHCS to better reflect the future direction and business of the Company.

Prior to the acquisition, one of the LUS shareholders owned 59.1% of LHCS, so there was no change in beneficial ownership of LUS. Accordingly, the acquisition of LUS by LHCS is considered a corporate reorganization and was accounted for as a recapitalization of LUS with LUS being treated as the accounting parent (legal subsidiary) and LHCS being treated as the accounting subsidiary (legal parent). This means the consolidated results of operations of LHCS going forward will include those of LUS for the period from its inception on October 16, 2003 and those of LHCS since the date of the reorganization, November 29, 2006.

The following pro forma consolidated balance sheet includes the balance sheets of LUS and LHCS as of August 31, 2006, as if the re-capitalization of LUS occurred on that date.

The pro forma consolidated balance sheet and statement of net loss should be read in conjunction with the separate historical audited financial statements for both LUS and LHCS, appearing elsewhere herein, as follows:

(i)	for LUS, audited financial statements for the years ended August 31, 2005 and 2006;

(ii)	for LHCS, audited financial statements for the years ended August 31, 2005 and 2006, as filed recently in Form 10K-SB

The fiscal year end of both LUS and LHCS is August 31. The pro forma condensed consolidated statement of net loss and deficit of LHCS is within the allowable 135 days of its most recent year end. The pro forma balance sheet and earnings (loss) per share data of LHCS are indicative of its consolidated financial position, had the acquisition occurred on August 31, 2006.

LUSORA HEALTHCARE SYSTEMS, INC.
(Formerly Comtrix Inc)
(A Development Stage Company)
PRO FORMA CONSOLIDATED BALANCE SHEET
As at August 31, 2006

	Consolidated	Lusora Healthcare		Pro-Forma	Pro-Forma
	Lusora, Inc	Systems, Inc		Adjustments	Consolidated
				(Note 2)
	$	$		$	$
	(A)	(B)
ASSETS

CURRENT ASSETS
Cash	90,994	74,575	(d)	575,000	740,569
Other receivables	4,400	-			4,400
Prepaid expenses	220	-			220
	95,614	193,236			745,189

RESTRICTED CASH	9,561	-			9,561
DUE FROM ASSOCIATED COMPANY		118,661	(a)	(118,661)	-
COMPUTER EQUIPMENT	5,553	-			5,553

	110,728	193,236		456,339	760,303

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	69,442	79,897			149,339
Due to related parties	118,680	14,144	(a)	(118,661)	14,163

	188,122	94,041		(118,661)	163,502

STOCKHOLDERS' EQUITY

COMMON STOCK
$0.001 par value; 1,875,000,000 shares authorized
56,900,000 issued and outstanding	31,000	50,400	(b)	(50,000)	31,050
			(d)	575
			(e)	(925)

ADDITIONAL PAID IN CAPITAL	870,217	199,600	(d)	574,425	1,644,242

DONATED CAPITAL		8,000	(b)	(8,000)	-

DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	(978,611)	(158,805)	(b) (e)	58,000 925	(1,078,491)

	(77,394)	99,195		575,000	596,801

	110,728	193,236		456,339	760,303

The accompanying notes are an integral part of these pro forma financial statements.

LUSORA HEALTHCARE SYSTEMS, INC.
(Formerly Comtrix Inc)
(A Development Stage Company)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET LOSS AND DEFICIT
For the Year Ended August 31, 2006

	Consolidated	Lusora Healthcare		Pro-Forma	Pro-Forma
	Lusora, Inc	Systems, Inc		Adjustments	Consolidated
				(Note 2)
	$	$		$	$
	(A)	(B)

Net Loss	(336,776)	(138,498)	(c)	138,498	(336,776)

Deficit, Beginning	(641,835)	(20,307)	(c)	20,307	(641,835)

Re-capitalization adjustment			(c)	(158,805)	(99,880)
	-	-	(b)	58,000
			(e)	925

Deficit, End	(978,611)	(158,805)		58,925	(1,078,491)

Basic and diluted net loss per share	($0.02)	($0.00)			($0.01)

Weighted average number of common shares
outstanding used in computing basic and
diluted net loss per share	21,164,041	62,533,973			25,958,973

The accompanying notes are an integral part of these pro forma financial statements.

LUSORA HEALTHCARE SYSTEMS INC.
(Formerly Comtrix Inc.)
(A Development Stage Company)

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Share Exchange Transaction

On November 28, 2006, LUS a private corporation, entered into a share exchange agreement with LHCS a public shell corporation, whereby 93.8% of the shares of LUS were exchanged for 28,200,000 shares of LHCS common stock on a one-to-one basis. Prior to the acquisition, one of the LUS shareholders owned 59.1% of LHCS, so there was no change in beneficial ownership of LUS. Accordingly, the acquisition of LUS by LHCS is considered a corporate reorganization and was accounted for as a recapitalization of LUS.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments to the consolidated balance sheet give effect to the recapitalization of LUS as if the transactions had occurred at August 31, 2006.

Balance Sheet as of August 31, 2006

A.	Derived from the audited balance sheet of LUS as of August 31, 2006.

B.	Derived from the audited balance sheet of LHCS as of August 31, 2006.

	a.	Elimination of inter-company accounts between LUS and LHCS.

	b.	Elimination of share capital and donated capital of LHCS, including cancellation and return to treasury of 36,575,000 shares of LHCS common stock upon closing of the Acquisition.

	c.	Elimination of LHCS accumulated deficit upon closing of the acquisition.

	d.	Issuance of 575,000 shares of restricted common stock under Private Placement for cash of $1.00 per share in anticipation of the acquisition.

	e.	Cancellation and return to treasury of 925,000 shares of LUS common stock following the resignation of a Company director immediately prior to the acquisition.

The 55,100,000 shares of LHCS’s common stock issued and outstanding after the acquisition consist of 29,125,000 shares issued to the former owners of LUS and 25,975,000 shares issued to non-management shareholders of LHCS existing before the acquisition.

Exhibits

10.1	Lease Agreement

10.2	Form of Subscription Agreement

10.3	Employment Agreement with Scott Gurley

10.4	Employment Agreement with Derek Barber

10.5	Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSORA HEALTHCARE SYSTEMS INC.

By:	/s/ Dan Bauer
Dan Bauer
Director
Date: November 29, 2006